Exhibit 10.2

Performance Share Agreement

Name of Participant:	____________________________
Target Number of Performance Shares:	_________ Shares Common Stock
Grant Date:	____________________________
Performance Period:	January 1, 2015 to December 31, 2017

This Performance Share Agreement (“Agreement”) evidences the grant to the Participant by Chipotle Mexican Grill, Inc. (the “Company”) of the right to receive shares of Common Stock of the Company, $.01 par value per share (“Common Stock”), on the terms and conditions provided for herein pursuant to the Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan (the “Plan”).  Except as specifically set forth herein, this Agreement and the rights granted hereunder are expressly subject to all of the terms, definitions and provisions of the Plan as it may be amended and restated from time to time. Capitalized terms used in this Agreement and not defined herein shall have the meanings attributed to them in the Plan.

1.

Grant of Performance Shares.  Subject to the terms and provisions of this Agreement and the Plan, the Company hereby grants to Participant the right to be issued shares of Common Stock as provided in this Agreement, including Appendix  A hereto (the “Performance Shares”), subject to the following conditions:

(a)	Certification by the Committee of the extent to which the Performance Goals set forth on Appendix A have been achieved;
(b)	Participant being continuously employed (subject to the provisions of Section 2) with the Company (as defined in the Plan) from the Grant Date through the final day of the Performance Period; and
(c)	The satisfaction or occurrence of any additional conditions to vesting set forth on Appendix A.

The date on which all of the conditions set forth above are satisfied is the “Vesting Date,” and the Company will issue one share of Common Stock for each Performance Share earned and vested to the Participant on the March 15th immediately following the Performance Period or as soon as practicable thereafter consistent with not violating Section 409A of the Code (the “Payout Date”), subject to earlier payment in connection with a Change in Control under Section 3(c).

This Agreement represents the Company’s unfunded and unsecured promise to issue Common Stock at a future date, subject to the terms of this Agreement and the Plan.  Participant has no rights under this Agreement other than the rights of a general unsecured creditor of the Company.

Subject to the satisfaction of any tax withholding obligations described in Section 6 below, Participant may elect to defer the receipt of any of the shares of Common Stock underlying the Performance Shares by submitting to the Company a deferral election in the form provided by the Company.  In the event Participant intends to defer the receipt of Performance Shares, Participant must submit to the Company a completed deferral election form no later than the Final Election Date (as defined below). By submitting such deferral election, Participant represents that he/she understands the effect of any such deferral under relevant federal, state and local tax and social security laws, including, but not limited to, the fact that social security contributions may be due upon the Vesting Date notwithstanding the deferral election.  Any deferral election may be amended or terminated prior to the Final Election Date.  A deferral election shall become irrevocable on the Final Election Date and any deferral election or revision of a deferral election submitted after the Final Election Date shall be void and of no force or effect.  The “Final Election Date” shall be the last business day occurring on or before the date that is six months prior to the final day of the Performance Period, provided that in no circumstances will the Final Election Date be later than the date Participant ceases to provide services to the Company or the date that the making of such election causes the Performance Shares to become subject to the excise tax pursuant to Code Section 409A.

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2.

 Termination of Employment. Subject to the provisions that follow in this Section 2 and Section 3, if at any time prior to the expiration of the Performance Period Participant’s service with the Company terminates, then notwithstanding any contrary provision of this Agreement, the Performance Shares subject to this Agreement will be forfeited and cancelled automatically as of the date of such termination, and no shares of Common Stock will be issued hereunder.

Notwithstanding the foregoing or any contrary provision in the Plan, if Participant’s employment terminates prior to the Vesting Date as a result of Participant’s death, or the Committee determines that such termination is in connection with Participant’s Retirement (as defined below), or is as a result of Participant’s medically diagnosed permanent physical or mental inability to perform his or her job duties, then the award evidenced by this Agreement will continue in force following the date of such termination, and, subject to any then effective deferral election, a pro-rata portion of the shares of Common Stock underlying the Performance Shares will be issued to Participant (or if applicable his or her estate, heirs or beneficiaries) reflecting the period of Participant’s continued service to the Company from and after the Grant Date through the date of termination of Participant’s service, will be issued to Participant on the Payout Date.  The Committee will determine the pro-rata portion of the Performance Shares to be paid out under the following formula:  Total number of shares of Common Stock issuable on account of attaining the Performance Goals based upon the actual performance results during the Performance Period multiplied by a fraction, the numerator of which is the number of days of service following Grant Date and the denominator of which is the number of days following the Grant Date through the final day of the Performance Period).

For purposes of this Section 2, “Retirement” means that a Participant having a combined Age and Years of Service (as those terms are defined below) of at least 70 and (a) has given the Chief Executive Officer of the Company or his or her designee at least six months prior written notice of such Participant’s retirement; (b) has agreed for a period of two years after such retirement not to engage in any “competitive activity” with the Company (as determined from time to time by the Committee); and (c) voluntarily terminates from service with the Company.  The term “Age” of a Participant means (as of a particular date of determination), the Participant’s age on that date in whole years and any fractions thereof, and the term “Years of Service” means the number of years and fractions thereof during the period beginning on a Participant’s most recent commencement of employment with the Company or a subsidiary or parent of the Company (or such other Company-associated entity as the Committee may determine from time to time) and ending on the date of such Participant’s termination of service with the Company or a subsidiary or parent of the Company.

3.	Change in Control.
(a)

In the event of a Change in Control that does not also constitute a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” under Treas. Reg. § 1.409A-3(i)(5), then (i) the Performance Shares subject to this Agreement shall remain outstanding, (ii) the Performance Shares shall continue to be subject to the terms of this Agreement, and (iii) the provisions of the first  paragraph of Section 7(b) of the Plan (regarding rights upon a Qualifying Termination) shall not apply to such Performance Shares.

(b)

In the event of a Change in Control that is also a “change in the effective control of a corporation” under Treas. Reg. § 1.409A-3(i)(5)(vi), then  (i) the Performance Shares subject to this Agreement shall remain outstanding, (ii) the Performance Shares shall continue to be subject to the terms of this Agreement, (iii) the provisions of the first paragraph of Section 7(b) of the Plan shall apply to such Performance Shares, and (iv) such Performance Shares shall be paid out upon the Payout Date based upon the actual level of performance.

(c)

In the event of a Change in Control that is also a “change in the ownership of a corporation” under Treas. Reg. § 1.409A-3(i)(5)(v) or a “change in the ownership of a substantial portion of a corporation’s assets” under Treas. Reg. § 1.409A-3(i)(5)(vii) (a “Special CIC”), the Performance Shares subject to this Agreement shall immediately vest and the Participant shall receive, within 10 days of such Special CIC, the consideration (including all stock, other securities or assets, including cash) payable in respect of the Target Number of Performance Shares (or, if greater, the number of Performance Shares based on actual performance from the beginning of the Performance Period until the Special CIC, as reasonably determined by the Committee based on available information)  as if they were vested, issued and outstanding at the time of such Special CIC; provided, however, that with respect to Performance Shares that are otherwise subject to a “substantial risk of forfeiture” under Treas. Reg. § 1.409A-1(d) and to the extent permitted by Treas. Reg. § 1.409-3, the Committee may arrange for the substitution for the Performance Shares with the grant of a replacement award (the “Replacement Award”) to Participant of shares of restricted stock of the

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surviving or successor entity (or the ultimate parent thereof) in such Change in Control, but only if all of the following criteria are met:
(i)	Such Replacement Award shall consist of securities listed for trading following such Change in Control on a national securities exchange;
(ii)

Such Replacement Award shall have a value as of the date of such Change in Control equal to the value of the Target Number of Performance Shares (or, if greater, the number of Performance Shares based on actual performance from the beginning of the Performance Period until the Special CIC, as reasonably determined by the Committee based on available information), calculated as if the Performance Shares were exchanged for the consideration (including all stock, other securities or assets, including cash) payable for shares of Common Stock in such Change in Control transaction;

(iii)

Such Replacement Award shall become vested and the securities underlying the Replacement Award shall be issued to the Participant on December 31, 2016, or if such Change in Control occurs following that date shall become vested and shall be issued on December 31, 2017, in either case subject to Participant’s continued employment with the surviving or successor entity (or a direct or indirect subsidiary thereof) through such date, provided, however, that such Replacement Award will vest immediately upon and the securities underlying the Replacement Award shall be issued within 60 days after the date that (i) Participant’s employment is terminated by the surviving or successor entity Without Cause, (ii) Participant’s employment is terminated  for Good Reason, (iii) Participant’s death or (iv) Participant’s medically diagnosed permanent physical or mental inability to perform his or her job duties;

(iv)

Notwithstanding Section 3(c), such Replacement Award shall vest immediately prior to and the securities underlying the Replacement Award shall be issued to Participant upon (A) any transaction with respect to the surviving or successor entity (or parent or subsidiary company thereof) of substantially similar character to a Change in Control, or (B) the securities constituting such Replacement Award ceasing to be listed on a national securities exchange, in each case so long as Participant remains continuously employed until such time; and

(v)	The Replacement Award or the right to such Replacement Award does not cause the Performance Shares to become subject to tax under Code Section 409A.

Upon such substitution the Performance Shares shall terminate and be of no further force and effect.

4.

Rights as Shareholder.  Participant shall not have any of the rights of a shareholder with respect to the Performance Shares except to the extent that shares of Common Stock on account of such Performance Shares are issued to Participant in accordance with the terms and conditions of this Agreement and the Plan.

5.

No Right to Continued Employment.  Nothing contained in this Agreement shall be deemed to grant Participant any right to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation, nor shall this Agreement be construed as giving Participant, Participant’s beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

6.

Withholding Taxes.  No later than the date as of which an amount first becomes includible in the gross income of Participant for federal income or employment tax purposes with respect to the Performance Shares, Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If approved by the Committee in its sole discretion, the minimum required withholding obligations may be settled with a portion of the Performance Shares. The obligations of the Company under the Plan and this Agreement shall be conditional on such payment, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

7.

No Fractional Shares.  If any terms of this Agreement call for payment of a fractional Performance Share, the number of Performance Shares issuable hereunder will be rounded down to the nearest whole number.

8.

Non-Transferability of Award.  The Common Stock underlying the Performance Shares shall not be assignable or transferable by Participant prior to their vesting and issuance in accordance with this Agreement, except by

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will or by the laws of descent and distribution. In addition, no Performance Shares shall be subject to attachment, execution or other similar process prior to vesting.
9.

Applicability of the Plan.  Except as specifically set forth herein, the Performance Shares are subject to all provisions of the Plan and all determinations of the Committee made in accordance with the terms of the Plan. By executing this Agreement, the Participant expressly acknowledges (i) receipt of the Plan and any current Plan prospectus and (ii) the applicability of the provisions of the Plan to the Performance Shares.

10.

Additional Conditions to Issuance of Performance Shares.  Notwithstanding the occurrence of the Vesting Date or Payout Date, the Company shall not be required to issue any Common Stock underlying the Performance Shares hereunder so long as the Company reasonably anticipates that such issuance will violate federal or state securities law or other applicable law; provided however, that in such event the Company shall issue such Performance Shares at the earliest possible date at which the Company reasonably anticipates that the issuance of the shares will not cause such violation.

11.

Modification; Waiver.  Except as provided in the Plan or this Agreement, no provision of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing and signed by Participant and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged, provided that any change that is advantageous to Participant may be made by the Committee without Participant’s consent or written signature or acknowledgement. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Participant acknowledges and agrees that the Committee has the right to amend this Agreement in whole or in part from time-to-time if the Committee believes, in its sole and absolute discretion, such amendment is required or appropriate in order to conform the award evidenced hereby to, or otherwise satisfy any legal requirement (including without limitation the provisions of Section 409A of the Code). Such amendments may be made retroactively or prospectively and without the approval or consent of Participant to the extent permitted by applicable law, provided that the Committee shall not have any such authority to the extent that the grant or exercise of such authority would cause any tax to become due under Section 409A of the Code.

12.

Notices.  Except as the Committee may otherwise prescribe or allow in connection with communications procedures developed in coordination with any third party administrator engaged by the Company, all notices, including notices of exercise, requests, demands or other communications required or permitted with respect to the Plan, shall be in writing addressed or delivered to the parties. Such communications shall be deemed to have been duly given to any party when delivered by hand, by messenger, by a nationally recognized overnight delivery company, by facsimile, or by first-class mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below:

If to Participant:

to Participant’s most recent address on the records of the Company

If to the Company:

Chipotle Mexican Grill, Inc.
1401 Wynkoop Street, Suite 500
Denver, CO 80202
Attn: Director – Compensation & Benefits
Facsimile: 303-222-2500

(or to such other address as the party in question shall from time to time designate by written notice to the other parties).

13.

Compensation Recovery.   The Company may cancel, forfeit or recoup any rights or benefits of, or payments to, the Participant hereunder, including but not limited to any Shares issued by the Company following vesting of the Performance Shares under this Agreement or the proceeds from the sale of any such Shares, under any future compensation recovery policy that it may establish and maintain from time to time, to meet listing requirements that may be imposed in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise.  The Company shall delay the exercise of its rights under this Section for the period as may be required to preserve equity accounting treatment.

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14.

Governing Law.    Except to the extent that provisions of the Plan are governed by applicable provisions of the Code or other substantive provisions of federal law, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

CHIPOTLE MEXICAN GRILL, INC.

________________________________________________
By: Darlene Friedman
Chair, Compensation Committee of the Board of Directors

Participant Name:

________________________________________________
Participant

Signature Page to Performance Share Agreement

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Appendix A to Performance Share Agreement

Name of Participant:______________________

Number of Performance Shares:    The number of Performance Shares that are earned based on results achieved during the Performance Period (as defined in the Performance Share Agreement) is determined by multiplying the Target Number of Performance Shares (as defined in the Performance Share Agreement) by the Payout Percentage determined under the Performance Goal Table set forth below based on the Company’s “Peer Group Ranking” (as defined below):

Performance Goal Table

	Peer Group Ranking	Payout Percentage
Threshold	35%	50%
	50%	75%
Target	65%	100%
Max	90%	200%

Straight-line interpolation shall be used to determine the Payout Percentage when performance is between two stated levels in this table.  For example, if the Peer Group Ranking is 60%, the Payout Percentage is 91.67%, calculated as follows: (((60% - 50%)(100% - 75%) / (65% - 50%)) + 75%) = 91.65%.  Performance Shares that are earned under this Appendix A shall only be issued to the Participant to the extent that the continued employment conditions set forth in the Performance Share Agreement have been satisfied.

For avoidance of doubt, no Performance Shares will be earned under the Performance Goal Table set forth above if the Peer Group Ranking is less than 35%, and no more than 200% of the Target Number of Performance will be earned under the Performance Goal Table set forth above if the Peer Group Ranking is more than 90%.

Peer Group Ranking:   The “Peer Group Ranking, expressed as a percentage, equals the sum of the Company’s TSR Ranking, Net Income Growth Ranking and Revenue Growth Ranking, divided by three.

Peer Group: “Peer Group” shall mean the following companies, subject to adjustments in accordance with the rules set forth below: Biglari Holdings, Inc., BJ’s Restaurants, Inc., Bloomin’ Brands, Inc., Bob Evans Farms, Inc., Brinker International, Inc., Buffalo Wild Wings, Inc., Carrols Restaurant Group, Inc., Cracker Barrel Old Country Store, Inc., Darden Restaurants, Inc., DineEquity Inc., Domino’s Pizza Inc., Dunkin’ Brands Group, Inc., Fiesta Restaurant Group, Inc., Ignite Restaurant Group, Inc., Jack In The Box Inc., McDonald’s Corporation, Panera Bread Company, Papa John’s International Inc., Red Robin Gourmet Burgers, Inc., Ruby Tuesday, Inc., Sonic Corp., Starbucks Corporation, Texas Roadhouse Inc., The Cheesecake Factory Incorporated, The Wendy’s Company and Yum! Brands, Inc.  If a company in the Peer Group becomes bankrupt, the bankrupt company will be removed from  the Peer Group for the entire Performance Period.  If a company in the Peer Group is acquired by another company or entity, including through a management buy-out or going-private transaction during the Performance Period, the acquired company will be removed from the Peer Group for the entire Performance Period.  If a company in the Peer Group acquires another company in the Peer Group, the acquiring company will remain in the Peer Group.  No new companies will be added to the Peer Group during the Performance Period.

TSR Ranking:  “ TSR Ranking” ranks the “Total Shareholder Return” (as defined below) for the Company over the Performance Period in relation to the Total Shareholder Return for the companies in the “Peer Group”.  The TSR of the Company and each company in the Peer Group will be ranked from highest to lowest and the TSR Ranking will be equal to the Company’s percentile ranking.  For example, the Company’s TSR Ranking will be at the 75% percentile if 75% of TSR results for all the ranked companies are lower than the Company’s TSR for the Performance Period.

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Total Shareholder Return or TSR:  “Total Shareholder Return” for the Company and each of the respective companies in the Peer Group shall be equal to:

(Ending Value/Beginning Value)^(1/3)-1

where:

“Ending Value” is the average closing price, as reported on the securities exchange on which the stock of the relevant company is traded, for the last twenty (20) trading days of the Performance Period plus the dividends declared during the Performance Period, which are presumed to be reinvested on a quarterly basis.

“Beginning Value” is the average closing price, as reported on the securities exchange on which the stock of the relevant company is traded, for the twenty (20) trading days immediately preceding the first day of the Performance Period.

For example, if the Ending Value is $225 million and the Beginning Value is $150 million, the TSR is 14.5%.   The TSR for Company and each Peer Group Company shall be adjusted to take into account stock splits, reverse stock splits and extraordinary dividends and other similar extraordinary events that occur during the Performance Period; provided however, that the Committee shall not make any adjustment that causes the Award to fail to qualify as performance-based compensation under Code Section 162(m) and the regulations thereunder.

Net Income Growth Ranking:  “Net Income Growth Ranking” ranks the Net Income Growth (as defined below) for the Company over the Performance Period in relation to the Net Income Growth for the companies within the Peer Group.  Net Income Growth of the Company and each company in the Peer Group will be ranked from highest to lowest and the Net Income Growth Ranking will be equal to the Company’s percentile ranking.  For example, the Company’s Net Income Growth ranking will be at the 75% percentile if 75% of Net Income Growth results for the ranked companies are lower than the Company’s Net Income Growth for the Performance Period.

Net Income Growth:  “Net Income Growth,” with respect to the Company and each of the respective companies in the Peer Group, shall mean the average annual percentage growth of the applicable company’s net income during the Performance Period.   Net income shall be determined based on net income reported in the applicable company’s audited financial statements excluding any events of an “unusual nature” or of a type that indicates “infrequency of occurrence”, both as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto).  For example, if a company’s reported net income for the fiscal years ending December 31, 2014, December 31, 2015, December 31, 2016 and December 31, 2017 were $10 million, $9 million, $10 million and $12.5 million, respectively, the average annual percentage growth rate for that company’s net income would be 8.7% ((-10% + (11.1%) + (25%)) / 3).

Revenue Growth Ranking:  “Revenue Growth Ranking” ranks the Revenue Growth (as defined below) for the Company over the Performance Period in relation to the Revenue Growth for the companies in the Peer Group.  The Revenue Growth of the Company and each company in the Peer Group will be ranked from highest to lowest and the Relative Revenue Growth will be equal to the Company’s percentile ranking.  For example, the Company’s Relative Revenue Growth ranking will be at the 75% percentile if 75% of the Revenue Growth results for the ranked companies are lower than the Company’s Revenue Growth for the Performance Period.

Revenue Growth: “Revenue Growth,” with respect to the Company and each of the respective companies in the Peer Group, shall mean the average annual percentage growth rate of the applicable company’s gross revenue during the Performance Period.  Revenue shall be determined based on reported gross revenue reported in the applicable company’s audited financial statements excluding any events of an “unusual nature” or of a type that indicates “infrequency of occurrence”, both as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto).   For example, if a company’s reported gross revenue for the fiscal years ending December 31, 2014, December 31, 2015, December 31, 2016 and December 31, 2017 were $10 million, $12 million, $13 million and $14 million, respectively, the average annual percentage growth rate for revenue would be 12% ((20% + 8.3% + 7.7%) / 3).

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